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                                                                    Exhibit 21.1

HomeSide International, Inc.


Name of Subsidiary                      Jurisdiction of Incorporation
------------------                      -----------------------------
HomeSide Lending, Inc.                  Florida
CFC, Inc.                               Nevada
HMC Financial, Inc.                     Hawaii
SWD Properties, Inc.                    Florida
Stockton Plaza, Inc.                    Florida
HomeSide Global MBS Manager, Inc.       Delaware
HomeSide Funding Corporation            Delaware
HSL Realty Tax Services Corporation     Delaware
HomeSide Mortgage Securities, Inc.      Delaware
HomeSide Solutions, Inc.                Delaware